Exhibit 99.1

PRELIMINARY COPIES

Marshall & Ilsley Corporation

VOTE BY INTERNET OR TELEPHONE QUICK *** EASY *** IMMEDIATE

As a shareholder of Marshall & Ilsley Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on [—], 2011.

View Proxy Materials and Vote Your Proxy on the Internet: Go to www.[micorp.com/2011proxyvote] Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

i    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    i

■

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARSHALL & ILSLEY CORPORATION.

PLEASE MARK YOUR VOTES LIKE THIS:  ☒

1. Approve the Agreement and Plan of Merger, dated as of December 17, 2010, by and between Bank of Montreal and Marshall & Ilsley Corporation	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the foregoing proposal	FOR ☐	AGAINST ☐	ABSTAIN ☐

Company ID: Proxy Number: Account Number:

Signature Date: Signature Date:

Note:	Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Marshall & Ilsley Corporation

Special Meeting of Shareholders

[—], 2011

10:00 a.m., local time

[—]

[—]

[—]

i    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    i

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MARSHALL & ILSLEY CORPORATION

The undersigned appoints Mark F. Furlong and Randall J. Erickson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Marshall & Ilsley Corporation held of record by the undersigned at the close of business on [—], 2011 at the Special Meeting of Shareholders of Marshall & Ilsley Corporation to be held on [—], 2011 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side.)